Exhibit 3.8

                                    BY-LAWS

                                       OF

                                  CORCOM, INC.



                                   ARTICLE I

                                    OFFICES

                  The principal office of the corporation in the State of Illinois shall be located in Chicago, Illinois or without the State of Illinois, as the business of the corporation may require from time to time.

                  The registered office of the corporation required by the Business Corporation Act to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.


                                   ARTICLE II

                                  SHAREHOLDERS

                  SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held the 31st day of December or at such date and at such time as the board of directors may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

                  SECTION 2. SPECIAL MEETING. Special meetings of the shareholders, other than those regulated by statute may be called either by the president, a majority of the board of directors or by the holders of not less than twenty percent (20%) of all the outstanding shares of stock of the corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.

                  SECTION 3. PLACE OF MEETING. The board of directors, or a Waiver of Notice signed by all of the shareholders, may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal place of business of the corporation in the State of Illinois.

                  SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, or, in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets outside the ordinary course of business, not less than twenty (20) nor more than sixty (60) days prior to the date of the meeting, either personally, or by mail, by or at the direction of the president, or the secretary, or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  SECTION 5. INFORMAL ACTION BY SHAREHOLDERS. Any action required by the Illinois Business Corporation Act to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, except as provided in
Section 12.10 of the Illinois Business Corporation Act, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if, at least five (5) days prior to the execution of the consent, written notice is delivered to all of the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action shall be delivered in writing to those shareholders who have not consented in writing.

                  In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Illinois Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been in accordance with the provisions of Section 7.10 of the Illinois Business Corporation Act and that written notice has been delivered as provided in such Section 7.10.

                  SECTION 6. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than twenty (20) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days prior to the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to vote at any meeting of shareholders shall apply to any adjournment of the meeting.

                  SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the corporation shall make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days prior to the date for such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

                  SECTION 8. QUORUM. The holders of a majority of the outstanding shares of the corporation, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois Business Corporation Act, the Articles of Incorporation or these By-laws. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

                  SECTION 9. PROXIES. Each shareholder may appoint a proxy to vote or otherwise act for him or her at any meeting of shareholders by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy will continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in the Illinois Business Corporation Act or these By-Laws. Revocation of a proxy may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

                  SECTION 10. VOTING OF SHARES. Unless otherwise provided in the Articles of Incorporation or these By-Laws, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

                  SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

                  Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 7 of this Article II.

                  Shares registered in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

                  Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

                  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten (10) years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for the proper purpose.

                  SECTION 12. VOTING PROCEDURE. In all elections for directors, every shareholder shall have the right to vote, in person or in proxy, the number of shares owned by such shareholder for each director to be elected, however, there shall be no right to cumulate such votes.

                  The articles of incorporation may be amended to limit or eliminate cumulative voting rights in all or specified circumstances, or to limit or deny voting rights or to provide special voting rights as to any class or classes or series of shares of the corporation.

                  SECTION 13. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder, shall appoint one or more persons as inspectors for such meeting.

                  Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

                  Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                  SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                                  ARTICLE III

                                   DIRECTORS

                  SECTION 1. DIRECTORS. Except as otherwise provided by law or the Articles of Incorporation or these By-laws, management of the corporation and its business and affairs shall be vested in its board of directors.

                  SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be two (2). The number of directors may be increased or decreased from time to time by vote of the shareholders or board of directors. A decrease in the number of directors does not shorten an incumbent director's term. The directors need not be residents of Illinois or shareholders of the corporation. Each director shall hold office until the next annual meeting of shareholders or until a successor shall have been elected. The members of the board of directors shall be elected at the annual meeting of shareholders as provided in Article II of these Bylaws, or as otherwise prescribed by statute.

                  SECTION 3. ANNUAL MEETINGS. An annual meeting of the board of directors shall be held without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders.

                  SECTION 4. REGULAR MEETINGS. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

                  SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president, a majority of the board of directors or by the holders of not less than twenty percent (20%) of all the outstanding shares of stock of the corporation. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

                  SECTION 6. NOTICE. Notice of any special meeting shall be given at least ten (10) days previous thereto by written notice if delivered by mail with postage thereon prepaid and five (5) days if notice is delivery personally or by telecopier, telegram or overnight courier, to each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail and if delivered by any other means such notice shall be deemed to be received when delivered. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as provided by the Illinois Business Corporation Act, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice at such meeting. At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

                  SECTION 7. QUORUM. A majority of the number of directors specified in Section 2 of this Article III shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that, if less than a majority of such number of directors is present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice. The members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by means of such communication equipment shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                  SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Illinois Business Corporation Act, the Articles of Incorporation, or these By-laws.

                  SECTION 9. REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

                  (a) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

                  (b) If a director is elected by a class or series of shares, that director may be removed only by the shareholders of that class or series.

                  SECTION 10. VACANCIES. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual or special meeting of shareholders. A majority of the board of directors may fill any vacancy prior to such annual or special meeting of shareholders.

                  SECTION 11. INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the Articles of Incorporation or these By-laws, any action required by the Illinois Business Corporation Act to be taken at a meeting of the board of directors or any other action which may be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.

                  SECTION 12. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, notwithstanding any director conflict of interest. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  SECTION 13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  SECTION 14. RESIGNATION. Any director may resign at any time by giving notice to the board of directors, its chairman, or to the president or secretary of the corporation provided that the party to whom such notice is given is other than the individual director giving the notice. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.


                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. NUMBER. The officers of the corporation shall be a president, a secretary, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

                  SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at a meeting held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new officers elected at any meeting of the board of directors. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until his or her earlier death or resignation or until his or her removal in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

                  SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

                  SECTION 5. PRESIDENT. The president shall be the chief executive officer of the corporation. Subject to the direction and control of the board of directors, the president shall be in control of the general and active management and supervision over the administration and operation of the business of the corporation and supervision of its policies and affairs and its several officers, employees and agents. He or she shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he or she shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He or she shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these By-laws, the president may execute, for the corporation certificates for its shares, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer authorized by the board of directors, according to the requirements of the form of the instrument. The president may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors. The president shall perform such other duties as from time to time may be assigned by the board of directors or these By-laws.

                  SECTION 6. THE VICE PRESIDENTS. In the event one or more vice presidents are elected, each of the vice presidents shall assist the president in the discharge of his or her duties as the president may direct and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors. In the absences of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president and shall not act contrary to the policies set by the board of directors or the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these By-laws, the vice president (or each of them if there are more than one) may execute for the corporation certificates for its shares, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

                  SECTION 7. THE TREASURER. In the event a treasurer is elected, the treasurer shall be the principal accounting and financial officer of the corporation. The treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of the treasurer's duties in such sum and with such surety or sureties as the board of directors may determine. The cost of such bond shall be borne by the corporation.

                  SECTION 8. THE SECRETARY. The secretary shall: (a) record the minutes of the meetings of the shareholders and of the board of directors, if invited, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or vice president, or any other officer authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these By-laws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof, and
(h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

                  SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

                  SECTION 10. COMPENSATION. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                   ARTICLE V

                                   COMMITTEES

                  SECTION 1. COMMITTEES. A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board. Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and the committee by majority vote of its members shall determine the time and place of meetings and the notice required thereof.

                  SECTION 2. REVIEW OF THE COMMITTEES. Any actions of the committees shall be reported to the board of directors at the next meeting of the board of directors succeeding such action, and shall be subject to rejection, revision or alteration by the board of directors.


                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                  SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                  SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

                  SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.


                                  ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  SECTION 1. CERTIFICATES FOR SHARES. The issued shares of a corporation shall be represented by certificates or shall be uncertified shares. Certificates representing shares of the corporation shall be signed by the chairman of the board, the president or a vice president or by such officer as shall be designated by resolution of the board of directors, and by the secretary or an assistant secretary, or such other officer as shall be designated by a resolution of the board of directors, and may be sealed with the seal or a facsimile of the seal of the corporation, if the corporation uses such a seal. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the corporation is organized under the Illinois Business Corporation Act. If the corporation is authorized and does issue shares of more than one class, the certificate shall also contain such information or statement as may be required by law.

         The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regard the corporation.

                  SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may, in its discretion, except as may be required by law, direct that a new certificate be issued upon receipt by the corporation from the shareholder of such indemnification and other reasonable requirements as it may impose.

                  SECTION 3. TRANSFER OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for the cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                  SECTION 4. RESTRICTIONS ON TRANSFER OF SHARES. Except as otherwise provided by written agreement between a shareholder and the corporation, and adopted by corporate resolution, or other provision of these By-laws, all shares of stock issued by the corporation from time to time, whether now or hereafter authorized, shall be governed by the following restrictions: No shareholder or any executor, administrator or personal representative of the shareholder, or any other person or entity may sell, give, pledge, assign, transfer or in any manner dispose of or encumber any shares of the corporation, voluntarily or by operation of law, without first offering to sell such shares to the corporation on the same terms and conditions and for a price not to exceed that offered by a qualified bona fide prospective purchaser of said stock. In the event there is no bona fide prospective purchaser, then the offering shareholder shall first offer said shares to the corporation at the book value of said shares. The book value per share (the "book value per share") shall be determined by the then acting Certified Public Accountant of the corporation from the last previously filed Federal income tax return, adjusted to the last day of the month in which the sale shall occur. In determining book value per share, all machinery and equipment, furniture and fixtures and all other tangible assets shall be valued at the fair cash market value thereof as fixed by an appraiser selected by said Certified Public Accountant. The book value per share so determined by said Certified Public Accountant shall be binding and conclusive upon all parties. Such offer shall be made in writing by certified mail, return receipt requested, to the corporation and the other shareholders, and the corporation shall have thirty
(30) days from and after the receipt of such offer within which to purchase such shares for cash ("corporation's option period"). If the corporation shall fail to purchase said shares within the corporation's option period, said shareholder or the shareholder's representative shall then offer such shares to the remaining shareholders pro rata, who shall have thirty (30) days from the end of the corporation's option period to purchase such shares on the same terms and conditions as did the corporation ("shareholder's option period"). If any such shares are not so purchased by the corporation or other shareholders, they may be sold, assigned, pledged, given or otherwise disposed of or encumbered as set forth in the original offer; PROVIDED HOWEVER, that should a shareholder or the shareholder's representative fail to sell said shares within a period of sixty
(60) days after said initial offer as hereinabove set forth in this SECTION 4, then the restrictions and requirements contained in the provisions of this
SECTION 4 shall again apply to the shareholder's shares of stock, and such shareholder, the shareholder's representatives or any other person or entity, may not sell, pledge, give, assign, transfer or in any manner dispose of or encumber shares of stock of this corporation without full compliance with such restrictions and requirements.

                  Certificates evidencing shares of this corporation shall have endorsed thereon a suitable legend referring to the foregoing restrictions on the transfer of shares, as follows:

                  NOTICE IS HEREBY GIVEN that the sale, assignment and transfer of the shares of stock represented by this certificate are subject to the restrictions provided in ARTICLE VII of the By-laws of the corporation and the amendments thereto.

                                  ARTICLE VIII

                                  FISCAL YEAR

                  The fiscal year of the corporation shall be determined by resolution of the board of directors.


                                   ARTICLE IX

                                 DISTRIBUTIONS

                  The board of directors may, from time to time authorize, and the corporation may pay, distributions to its shareholders in the manner and subject to any restrictions provided by the Illinois Business Corporation Act and its Articles of Incorporation.

                                   ARTICLE X

                                      SEAL

                  The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.


                                   ARTICLE XI

                                WAIVER OF NOTICE

                  Whenever any notice whatever is required to be given under the provisions of these By-laws or under the provisions of the Illinois Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting or other action which is subject of the notice, shall be deemed equivalent to the giving of such notice.


                                  ARTICLE XII

                    INDEMNIFICATION OF OFFICERS, DIRECTORS,
                        EMPLOYEES AND AGENTS; INSURANCE

                  SECTION 1.  AUTHORIZATION FOR INDEMNIFICATION.

                  (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by and such person in connection therewith.

                  SECTION 2. AUTHORIZATION BY DIRECTORS, LEGAL COUNSEL OR SHAREHOLDERS. Any indemnification under Section 1, paragraphs (a) and (b) of this Article XII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this Article XII. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

                  SECTION 3. REPAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as hereinabove provide.

                  SECTION 4. NOT EXCLUSIVE OF OTHER RIGHTS. The indemnification provided by this Article XII (a) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other By-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and (b) shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 5. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation has the power to indemnify such person against such liability under the provisions of this Article XII and whether or not such person is entitled to indemnification under this Article XII.

                  SECTION 6. SHAREHOLDER NOTIFICATION. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.


                                  ARTICLE XIII

                            REPAYMENT OF DISALLOWED
                     REIMBURSEMENTS OR EXCESS COMPENSATION

                  Any payments made to a director, officer or employee of the corporation, including but not limited to, salary, commission, bonus, interest, rent, travel, or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.

                  It shall be the duty of the board of directors to enforce payment of each such amount disallowed. In lieu of payment by such person, subject to the determination of the board of directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.

                                  ARTICLE XIV

                                   AMENDMENTS


                  The power to make, alter, amend, or repeal the By-laws of this corporation shall be reserved to either the holders of the voting common stock of the corporation, who may do so by a majority vote of all the voting shares issued and outstanding, or by the board of directors, who may do so by a majority vote. However, no Bylaw adopted by the shareholders may be altered, amended or repealed by the board of directors.


                                   ARTICLE XV

                               GENDER AND NUMBER

                  The use of the masculine, feminine or neuter gender and the use of the singular and plural shall not be given the effect of any exclusion or limitation herein; and the use of the word "person" or "party" shall mean and include any individual, trust, corporation, partnership or other entity.


                             CONCLUSION OF BY-LAWS